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                         CONSENT OF INDEPENDENT ACCOUNTS



We consent to the inclusion in this registration statement on Form S-3 of our report dated March 25, 1997, on our audits of the financial statements of Shannon Automotive Ltd. We also consent to the reference to our firm under the caption "Experts".







/s/ Coopers & Lybrand L.L.P.
Princeton, New Jersey
November 10, 1997